UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2007

NEFF RENTAL LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-130841	11-3753649
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 N.W. 87th Avenue, Suite 400, Miami, FL 33178

(Address of Principal Executive Offices)

(305) 513-3350

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.

(b)           In connection with the appointment of Mr. Hood as President of Neff Rental LLC (the “Company”) and of the Company’s operating subsidiary, Neff Rental, Inc. (“Neff Rental”), as described in (c) below, Mr. Juan Carlos Mas relinquished the office of President of the Company, effective as of March 12, 2007.  Mr. Mas continues to serve as Chief Executive Officer of the Company and as a member of its Board of Managers and his employment agreement with Neff Rental’s parent, Neff Corp., dated as of April 6, 2005, as amended, has not been changed in any manner.

(c)           On March 12, 2007, the Board of Managers of the Company appointed Mr. Graham Hood, 50, as President, effective as of that date.  Mr. Hood has served as the Chief Operating Officer of the Company and of the Company’s operating subsidiary, Neff Rental, since 2003 and, previously, as a Regional Vice President of Neff Rental since 1995.  No change will be made to Mr. Hood’s existing employment agreement, although his annual base salary has been increased to $315,000, effective January 1, 2007.  Mr. Hood’s existing employment agreement automatically renewed pursuant to its terms for an additional year upon its expiration on January 13, 2007.

(d)           Not applicable.

(e)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFF RENTAL LLC

Date: March 12, 2007	By:		/s/ MARK IRION
		Name:	Mark Irion
		Title:	Chief Financial Officer, Vice President, Secretary and Treasurer